ENVESTNET

LETTER AGREEMENT
April 23, 2009

To: Unified Series Trust
2960 N. Meridian Street, Suite 300
Indianapolis, IN 46208

Dear Sirs:

You have engaged us to act as the investment adviser to the 3 to 1 Diversified Equity Fund (the "Fund") pursuant to a Management Agreement approved by the Board of Trustees (the "Agreement").

We hereby agree to waive our management fee and/or reimburse expenses of the Fund, but only to the extent necessary to maintain the Fund's total annual operating expenses (excluding brokerage fees and commissions; borrowing costs, such as (a) interest and (b) dividend expenses on securities sold short; taxes; any indirect expenses, such as expenses incurred by other investment companies in which the Fund may invest; any 12b-1 fees and extraordinary litigation expenses) at 1.15% of the Fund's average daily net assets. This Agreement shall continue in place until the earlier to occur of April 30, 2010, or such date as the Fund is terminated or liquidated in accordance with the provisions of the Declaration of Trust or Bylaws.

Any waiver or reimbursement by us is subject to repayment by the Fund in the three fiscal years following the fiscal year in which the expense was incurred; provided that the Fund is able to make the repayment without exceeding the expense limitation.

Very truly yours,

Envestnet Asset Management, Inc.

By:
Name: Brandon Thomas
Title: Chief Investment Officer

Acceptance

The foregoing Agreement is hereby accepted.

Unified Series Trust

By:
John Swhear, Senior Vice President

Chicago
35 E. Wacker Drive
Suite 2400
Chicago, IL 60601
1.888.812.9300

Denver
1999 Broadway
Eighth Floor
Denver, CO 80202

Los Angeles
1640 S. Sepulveda Blvd.
Suite 300
Los Angeles, CA 90025

New York
489 Fifth Ave
26th Floor
New York, NY 10017

Silicon Valley
150 Mathilda Place, Suite 306
Sunnyvale, CA 94086

Trivandrum, India
Bhadra Tower, Cotton Hill Road
Vazhuthacaud
Trivandrum, Kerala 695014
India

ENVESTNET

LETTER AGREEMENT

April 23, 2009

To: Unified Series Trust
2960 N. Meridian Street, Suite 300
Indianapolis, IN 46208

Dear Sirs:

You have engaged us to act as the investment adviser to the 3 to 1 Strategic Income Fund (the "Fund") pursuant to a Management Agreement approved by the Board of Trustees (the "Agreement").

We hereby agree to waive our management fee and/or reimburse expenses of the Fund, but only to the extent necessary to maintain the Fund's total annual operating expenses (excluding brokerage fees and commissions; borrowing costs, such as (a) interest and (b) dividend expenses on securities sold short; taxes; any indirect expenses, such as expenses incurred by other investment companies in which the Fund may invest; any 12b-1 fees and extraordinary litigation expenses) at 1.15% of the Fund's average daily net assets. This Agreement shall continue in place until the earlier to occur of April 30, 2010, or such date as the Fund is terminated or liquidated in accordance with the provisions of the Declaration of Trust or Bylaws.

Any waiver or reimbursement by us is subject to repayment by the Fund in the three fiscal years following the fiscal year in which the expense was incurred; provided that the Fund is able to make the repayment without exceeding the expense limitation.

Chicago
35 E. Wacker Drive
Suite 2400
Chicago, IL 60601
1.888.612.9300

Denver
1999 Broadway
Eighth Floor
Denver, CO 80202

Los Angeles
1640 S. Sepulveda Blvd.
Suite 300
Los Angeles, CA 90025

New York
489 Fifth Ave
25th Floor
New York, NY 10017

Silicon Valley
150 Mathilda Place, Suite 306
Sunnyvale, CA 94086

Trivandrum, India
Bhadra Tower, Cotton Hill Road
Vazhuthacaud
Trivandrum, Kerala 695014
India

Very truly yours,

Envestnet Asset Management, Inc.

By: [signature]
Name: Brandon Thomas
Title: Chief Investment Officer

Acceptance

The foregoing Agreement is hereby accepted.

Unified Series Trust

By: [signature]
John Swhear, Senior Vice President